Exhibit 99.1

Contacts:	Brent Anderson (972) 580-6360 (office) Brent.Anderson@meritagehomes.com

Lisa Noble (602) 417-0685 (office) lnoble@c-k.com
Meritage Homes Enters Tampa Market, Expanding Southeast Region Presence
Company Plans to Wind Down Las Vegas Operations as Part of Repositioning
(PHOENIX — December 2, 2011) — Meritage Homes (NYSE:MTH) is expanding its national reach by beginning to secure land positions for its new Tampa division, broadening its presence in the southeast. The company plans to begin building energy-efficient homes in Tampa during the first quarter of 2012.
This is Meritage’s second new expansion market this year. The homebuilder entered into the desirable Raleigh-Durham, N.C., market in April and opened its first communities for sale there in October. Meritage Homes is one of the top 10 homebuilders in the nation, and among the top five homebuilders in many of its largest markets.
“The Tampa area is one of the most attractive homebuilding markets in the southeastern United States, with the second-largest economy in Florida and strong job growth expected,” said Meritage Homes Chief Executive Officer Steve Hilton. “It offers us another opportunity to redeploy our resources into an area where we can grow and leverage the expertise of our current managers in the southeast.”
Meritage Homes appointed a senior management team headed by Fred Vandercook, Florida division president, to manage this expansion. Under Fred’s leadership, Meritage’s Florida division has been one of the company’s best performing divisions, with division revenue increasing more than 50 percent since he was appointed president.
“Tampa has a large employment base of 1.1 million that includes desirable, robust industries such as medical, retail, technology and energy, and is expected to add approximately 14,800 jobs this year, combined with a relatively low supply of resale homes and declining listings,” said Vandercook. “We plan to offer new Meritage homes at competitive prices with features you won’t find in other new or resale homes. Just as we experienced in Orlando, we are confident that home buyers will recognize that Meritage homes offer better living and tremendous value over most other homes.”

As part of this strategic repositioning, Meritage will be winding down its homebuilding operations in Las Vegas as it builds out and completes its existing open communities. The company intends to sell its remaining lots in communities it has not opened, and expects to incur charges of approximately $8 million related to these plans during the fourth quarter of 2011.
Meritage Homes is known nationally for its high-performance, energy-efficient homes which incorporate advanced building technologies. These features are integrated into the homes’ designs from the ground up and included at no extra cost to home buyers, resulting in energy savings up to 50 percent or more compared to the average existing home in the U.S. Meritage has been driving this residential revolution since 2009 and was the first national homebuilder to exceed the EPA’s ENERGY STAR® qualification requirements in all of its homes beginning in 2010.
For more information, visit meritagehomes.com.
ABOUT MERITAGE HOMES CORPORATION
Meritage Homes is one of the top 10 homebuilders in the United States based on homes closed. Meritage builds a variety of homes across the Southern and Western states to appeal to a wide range of buyers, including first-time, move-up, luxury and active adults. As of September 30, 2011, the Company had 149 actively selling communities in 12 metropolitan areas, including Houston, Dallas/Ft. Worth, Austin, San Antonio, Phoenix/Scottsdale, Tucson, Las Vegas, Denver, Orlando, and the East Bay/Central Valley and Southern California. Meritage also opened its first communities in the Raleigh-Durham market during October 2011.
Meritage has designed and built more than 70,000 homes in its 26-year history, and has a reputation for its distinctive style, quality construction and positive customer experience. In 2010, Meritage launched its new Simply Smart Series™ of homes and its 99-day guaranteed completion program in certain communities. Meritage was the first large national homebuilder to be 100 percent ENERGY STAR® qualified in every home started since January 1, 2010.
Meritage Homes is listed on the NYSE under the symbol MTH.
For more information about the Company, visit http://investors.meritagehomes.com.
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FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include management’s plans to secure additional communities and begin building homes in Tampa during the first quarter of 2010; offer homes at competitive prices with features not found in other new or resale homes; its plans to complete its existing open communities in Las Vegas, sell its lots in unopened communities and incur charges of approximately $8 million related to these plans during the fourth quarter of 2011.
Such statements are based upon preliminary financial and operating data which are subject to finalization by management and review by Meritage’s independent registered public accounting firm, as well as the current beliefs and expectations of Company management, and current market conditions, which are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations.

Meritage’s business is subject to a number of risks and uncertainties. As a result of those risks and uncertainties, the Company’s stock and note prices may fluctuate dramatically. The risks and uncertainties include but are not limited to the following: weakness in the homebuilding market resulting from the current economic downturn; interest rates and changes in the availability and pricing of residential mortgages; adverse changes in tax laws that benefit our homebuyers; the ability of our potential buyers to sell their existing homes; cancellation rates and home prices in our markets; inflation in the cost of materials used to construct homes; the adverse effect of slower sales absorption rates; potential write-downs or write-offs of assets, including pre-acquisition costs and deposits; our potential exposure to natural disasters; the liquidity of our joint ventures and the ability of our joint venture partners to meet their obligations to us and the joint venture; competition; the success of our strategies in the current homebuilding market and economic environment; the adverse impacts of cancellations resulting from small deposits relating to our sales contracts; construction defect and home warranty claims; our success in prevailing on contested tax positions; the impact of deferred tax valuation allowances and our ability to preserve our operating loss carryforwards; our ability to obtain performance bonds in connection with our development work; the loss of key personnel; our failure to comply with laws and regulations; the availability and cost of materials and labor; our lack of geographic diversification; fluctuations in quarterly operating results; the Company’s financial leverage and level of indebtedness; our ability to take certain actions because of restrictions contained in the indentures for the Company’s senior and senior subordinated notes and our ability to raise additional capital when and if needed; our credit ratings; successful integration of future acquisitions; government regulations and legislative or other initiatives that seek to restrain growth or new housing construction or similar measures; acts of war; the replication of our “Green” technologies by our competitors; and other factors identified in documents filed by the Company with the Securities and Exchange Commission, including those set forth in our Form 10-K for the year ended December 31, 2010 under the caption “Risk Factors,” and updated in our recent Quarterly Reports on Forms 10-Q, all of which can be found on our website.
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